10_85 12_85 20_84 25_85 CRM Digital experience Member exclusive promotions and experiences Launch Super App 2.0 to enhance service experience Membership and digital engagement: Just one more visit I I Aggregator cooperation Joint marketing campaigns on aggregator’s platform

Pizza Hut has expanded delivery stores footprint… >2000 I I I Current business model Over 2,000 stores offering delivery today PHHS PHDI 1696 373 Number of stores offering delivery

Delivery sales as % of company sales … leading to significant sales growth I I I Delivery sales growth (Rmb mn) +45% +46% 2016 2017 2016 2017 +45% Ӡ 900

Pizza Hut delivery integration to provide a seamless consumer experience across multiple channels Short term challenge Unify the brand Strategy for long term I I I One brand with consistent image and message Standardization for high quality execution and efficiency Logo / Menu / Packaging / Marketing / Organization Store network optmization

Accelerate remodels to rejuvenate brand image I V

Target to have ~30 Bistro stores in ~10 cities by the end of 2017 I V

Ph+ model stores in high-end commercial complexes I V

Still in the early stages of laying a solid foundation for future growth OPTIMIZE DELIVERY NETWORK EXPERIMENT NEW MODELS FIX FUNDAMENTALS Rationalize MENU Innovate & upgrade PRODUCT taste Revamp SERVICES ENHANCE DIGITAL CAPABILITIES

KFC Update by Johnson Huang

Shanghai Oriental Tower lit up for KFC CHINA Video 1 (30th anniversary)

Strong sales momentum in the past 4 quarters

Week 1 Week 2 SR 193 110 MX 10.4% 6.1% Introducing several disruptive innovations in 2017

Providing unique and rich products Angry Burger

Upgrading to fresh and premium ingredients Avocado Burger

Successful launch of Cremia and seasonal flavors of ice-cream with good value Cremia Matcha Strawberry Mango

Providing abundant value on top of food innovations

Building a young and unconventional image Video 2 (Lu Han)

Breakfast - one of the key growth drivers in 2017…

KFC delivery maintains strong growth momentum 11% Delivery as % of company sales Current business model

Accelerate Penetration in High-speed Train Delivery In over 20 stations with strong market share

Building a fun and credible coffee image

Building on the latest trends to connect with kids

97 million members 33%* of sales contribution * As percentage of system sales

Exclusive value Free trial Member Tuesday Member life cycle Offering great promotions to members to increase stickiness

Promoting healthy lifestyle through direct engagement K-Run club 3 x 3 basketball

KFC Little Migratory Birds Fund One Yuan Donation Program KFC First Light Fund KFC Angel Restaurant KFC Community Caring Program Communities Youths Children Building upon our socially responsible brand

Enhancing store image through restaurant remodeling 834 Year to date, 378 stores remodeled

Unique store designs capturing local history and vibe

Revamped brand image to Young, Stylish & Trustworthy… 1 7 6 4 2 3 5 Trustworthy Young/ Energetic Stylish Interesting Fashionable Happy Warm hearted